                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                          U.S. Freightways Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                         USFREIGHTWAYS CORPORATION LOGO

                           USFREIGHTWAYS CORPORATION
                         8550 WEST BRYN MAWR, 7TH FLOOR
                            CHICAGO, ILLINOIS 60631

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held on April 28, 2000

To the Stockholders of USFreightways Corporation:

     The 2000 Annual Meeting of Stockholders of USFreightways Corporation, a Delaware corporation (the "Company"), will be held in the Regency Ballroom at The Rosewood Restaurant, 9421 W. Higgins Road, Rosemont, Illinois 60018, on April 28, 2000 at 10:00 A.M. for the following purposes, as more fully described in the accompanying Proxy Statement:

          1. To elect two directors to serve a term of 3 years or until their respective successors are elected and qualified; and

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record of the Company's Common Stock, par value $0.01 per share, at the close of business on March 8, 2000, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting, as more fully described in the Proxy Statement.

     The Company's Annual Report to Stockholders is being mailed concurrently with this Notice and Proxy Statement to all stockholders of record. The Company's Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, may be obtained by any stockholder upon written request to the Secretary of the Company at the address set forth above.

     All stockholders are cordially invited to attend the meeting. Those who cannot attend are urged to sign, date and otherwise complete the enclosed proxy and return it promptly in the envelope provided. Any stockholder giving a proxy has the right to revoke it at any time before it is voted.

                                        By order of the Board of Directors

                                        RICHARD C. PAGANO
                                        Secretary

Chicago, Illinois
March 24, 2000

                           USFREIGHTWAYS CORPORATION
                         8550 WEST BRYN MAWR, 7TH FLOOR
                            CHICAGO, ILLINOIS 60631

                                PROXY STATEMENT
                           -------------------------

                        Approximate date proxy material
                          first sent to stockholders:
                                 March 24, 2000
                           -------------------------

     The following information is provided in connection with the solicitation of proxies for the Annual Meeting of Stockholders of USFreightways Corporation, a Delaware corporation (the "Company"), to be held on April 28, 2000, and adjournments thereof (the "Meeting"), for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement.

                              GENERAL INFORMATION

SOLICITATION OF PROXIES

     A form of proxy is being furnished herewith by the Company to each stockholder and, in each case, such proxy is solicited on behalf of the Board of Directors of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. Solicitation will be made by mail, and may also be made by telephone, telegraph or facsimile transmission by directors, officers and regular employees of the Company, but these persons will not be separately compensated for such solicitation services. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositories and other fiduciaries, for costs incurred in forwarding proxy solicitation material to their principals.

AUTHORITY CONFERRED BY PROXIES

     Each proxy duly executed and returned by stockholders and received by the Company before the Meeting will be voted FOR the election of each of the two nominee directors specified herein, unless a contrary choice is specified in the proxy. Where a contrary specification is indicated as provided in the proxy, the shares represented by the proxy will be voted in accordance with the specification made. As to other matters, if any, to be voted upon at the Meeting, the persons designated as proxies in the accompanying form of proxy will take such action as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors and each of them is a director or an officer of the Company.

REVOCABILITY OF PROXIES

     Execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it at any time by: (i) a later dated proxy, duly executed and delivered or presented at the Meeting; (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting; or (iii) attendance at the Meeting and voting in person.

VOTING SECURITIES AND RECORD DATE

     The Company's voting securities currently issued and outstanding consist of one class of Common Stock, par value $0.01 per share (the "Common Stock"). The Company has outstanding 26,515,448 shares of Common Stock as of the close of business on March 8, 2000 (the "Record Date"). Only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. Representation at the Meeting by the holders of a majority of the shares of Common Stock outstanding on the Record Date, either by personal attendance or by proxy, will constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth information as of December 31, 1999, with respect to the beneficial ownership of the Company's outstanding Common Stock by each stockholder known to the best of the Company's knowledge and belief to be the beneficial owner of more than 5% of its Common Stock, each director, nominee and named executive officer and all the directors and named executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to shares beneficially owned by them.

                                                                 AMOUNT AND
                                                                 NATURE OF
                      NAME AND ADDRESS                           BENEFICIAL          PERCENT OF
                    OF BENEFICIAL OWNER                         OWNERSHIP(1)           CLASS
                    -------------------                         ------------         ----------
Wellington Management Company, LLP
  75 State Street
  Boston, MA 02109..........................................      2,620,700              9.9
Fidelity Management & Research Company
  82 Devonshire Street
  Boston, MA 02109..........................................      1,973,250              7.5
William Blair & Company, L. L. C.
  222 West Adams Street
  Chicago, IL 60606.........................................      1,908,890              7.2
J. Campbell Carruth.........................................        158,064(2,3,4,6)       *
Robert V. Delaney...........................................         16,250                *
Morley Koffman..............................................         47,000                *
Robert P. Neuschel..........................................         36,250(5)             *
John W. Puth................................................         22,250                *
Neil A. Springer............................................         33,250                *
William N. Weaver, Jr.......................................         26,750(7)             *
Anthony J. Paoni............................................         17,500                *
Samuel K. Skinner...........................................              0                *
Christopher L. Ellis........................................         77,276(2,3,4,5)       *
Robert V. Fasso.............................................         69,162(3,4)           *
All directors and executive officers as a group (11
  persons)..................................................        503,752              1.9%

---------------

* Less than 1%.

(1) Includes options to acquire the following shares which could be exercisable within 60 days of December 31, 1999 as follows: Mr. Carruth, 70,000 shares; Mr. Delaney, 15,750 shares; Mr. Koffman, 30,750 shares; Mr. Neuschel, 30,750 shares; Mr. Puth, 20,750 shares; Mr. Springer, 30,750 shares; Mr. Weaver, 26,750 shares; Mr. Paoni, 17,500 shares; Mr. Fasso, 65,000 shares and Mr. Ellis, 64,000 shares.

(2) Includes shares held by the trustee of the USF Employees' 401K Retirement Plan for the benefit of each individual as follows: Mr. Carruth, 734 shares and Mr. Ellis, 653 shares.

(3) Includes shares held by the agent of the USF Employees' Stock Purchase Plan as follows: Mr. Carruth, 7,408 shares, Mr. Fasso, 1,162 shares and Mr. Ellis, 3,172 shares.

(4) Includes 44,610 restricted shares for Mr. Carruth and 1,000 restricted shares each for Messrs. Fasso and Ellis.

(5) Includes 150 and 2,500 shares owned by the spouses of Mr. Ellis and Mr. Neuschel, respectively.

(6) Includes 3,000 shares held by Mr. Carruth's spouse as custodian under the Uniform Gift to Minors Act. Mr. Carruth disclaims beneficial ownership of these shares.

(7) All 26,750 unissued shares of the Company's common stock are subject to a currently exercisable option held by Sachnoff & Weaver, Ltd., of which Mr. Weaver is a member. Mr. Weaver disclaims beneficial ownership of all but his allocated portion of the shares covered by the option.

                             ELECTION OF DIRECTORS

     The Company has adopted By-Laws that provide that the Board of Directors shall consist of not less than three and not more than twenty-one directors, with the exact number to be determined from time to time by the Board of Directors, and that the Board of Directors shall be divided into three classes, equal in number to the extent possible, and, if not all classes can be equal in number, that the Board of Directors shall decide which class is to have the unequal number.

     The Board of Directors has set the current number of directors at eight, and, as required by the By-Laws, divided into three classes with each class serving a three year term.

     Unless authority to do so is withheld as provided in the proxy, the proxies solicited by and on behalf of the Board of Directors will be voted FOR the election of Messrs. Robert V. Delaney and Samuel K. Skinner to serve a three year term, both of whom have been nominated by the Board of Directors to fill the position of those directors whose term expires as of the eighth annual meeting of the Company. If for any reason one or all of the nominees should be unable to serve or refuse to serve as a director (an event which is not anticipated), the persons named as proxies will vote for another candidate or candidates nominated by the Board of Directors, and discretionary authority to cast such votes is included in the proxy. The nominees receiving the highest number of votes of shares of Common Stock, up to the number of directors to be elected, shall be elected.

NOMINEES AND OTHER MEMBERS OF THE BOARD

     The Board of Directors has nominated for election the following two individuals to serve a three year term:

     ROBERT V. DELANEY, age 64, has been a director of the Company since December 1991. Mr. Delaney has been an Executive Vice President of Cass Information Systems since January 1990.

     SAMUEL K. SKINNER, age 60, became a director in December 1999. Since October 1, 1998, Mr. Skinner has been a partner and Co-Chairman of the law firm of Hopkins & Sutter. Until his retirement, he was President and a director of Commonwealth Edison Company from February 1, 1993 to April 1, 1998. Prior thereto, he served as Chief of Staff to the President of the United States. Prior to his White House service, Mr. Skinner served as U.S. Secretary of Transportation for nearly three years. Prior to February 1989, he practiced law as a Senior Partner in the Chicago law firm of Sidley & Austin, where he served on the firm's executive committee. He is also a director of ANTEC Corporation, Union Pacific Resources Group Inc., The LTV Corporation, Navigant Consulting Inc. and Midwest Express Holdings, Inc.

     The Company's other directors, each of whom the Company expects to continue to serve as a director following the Meeting, are as follows:

Class of 2001

     J. CAMPBELL CARRUTH, age 69, was appointed as the Company's Chief Executive Officer and President in June 1991 and has been a director of the Company since December 1991. He was elected Chairman of the Board in January 1998.

     NEIL A. SPRINGER, age 61, has been a director of the Company since December 1991. He has been Managing Director of Springer & Associates since June 1994. He was Senior Vice President of Slayton International Inc. from September 1992 to May 1994. Mr. Springer is a director of Idex Corporation.

     WILLIAM N. WEAVER, JR., age 65, is a member of the law firm of Sachnoff & Weaver, Ltd., an Illinois professional corporation, which is outside counsel to the Company. Mr. Weaver has practiced law in the State of Illinois since 1964 and serves as a director of System Software Associates, Inc. as well as several privately-held corporations. He holds an A. B. degree from Oberlin College and a
J. D. from John Marshall Law School. He has been the Company's Assistant Secretary since March 1992.

Class of 2002

     MORLEY KOFFMAN, age 70, has been a director of the Company since December 1991 and was Chairman of the Board until January 1998. Since April 1, 1993, Mr. Koffman has been a member of Koffman Kalef. Mr. Koffman is a director of Ainsworth Lumber Co. Ltd., Lions Gate Entertainment Corporation and Anthem Properties Corporation.

     ANTHONY J. PAONI, age 55, has been a director of the Company since July 1997. Mr. Paoni has been a professor at the J. L. Kellogg Graduate School of Management since September 1996. Prior to that he was an officer of several private software development companies.

     JOHN W. PUTH, age 71, has been a director of the Company since January 1992. Mr. Puth has been Managing Member of J. W. Puth Associates, LLC since December 1987, General Partner of BVCF III and BVCF IV institutional venture capital funds since October 1998, and was Chairman of VJ Growers from January 1996 until December 1999. Mr. Puth is a director of A. M. Castle & Co., Brockway Standard Holdings Corporation, L. B. Foster Inc. and several private manufacturing companies.

COMMITTEES AND ATTENDANCE

     The Board of Directors met six times during 1999. The Audit Committee, currently consisting of directors Neil A. Springer (Chairman), Morley Koffman, Robert P. Neuschel and Robert V. Delaney, met three times during 1999. The Audit Committee oversees the activities of the Company's independent auditors. The Compensation Committee, currently consisting of directors John W. Puth (Chairman), Anthony J. Paoni, William N. Weaver, Jr. and Samuel K. Skinner, met twice during 1999. The Compensation Committee reviews and makes recommendations to the Board of Directors with regard to the salaries, incentive compensation and related benefits of corporate officers and other employees.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company is paid for his services as a director $25,000 per annum, plus $1,500 for each meeting of the Board of Directors he attends. The chairman of the Audit Committee and the chairman of the Compensation Committee receive an additional annual payment of $3,500 and $2,500, respectively. Members of the Audit Committee are paid $1,000 for each meeting they attend if the meeting is not held on the same day as a meeting of the Board of Directors. Members of the Compensation Committee are paid $750 for each meeting they attend if the meeting is not held on the same day as a meeting of the Board of Directors. Members of the committees who attend committee meetings that are held on the same day as meetings of the Board of Directors receive a $250 payment for each such meeting they attend. Directors who are employees of the Company are not separately compensated for their services as a director.

                            MANAGEMENT COMPENSATION

     The following table discloses the compensation awarded by the Company for services rendered during the Company's last three years to the chief executive officer and to the other named executive officers as of December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                ANNUAL COMPENSATION          COMPENSATION AWARDS
                                            ----------------------------   -----------------------
                                                                                        SECURITIES
                                                                           RESTRICTED   UNDERLYING
        NAME AND PRINCIPAL                                                   STOCK       OPTIONS        ALL OTHER
             POSITION                YEAR   SALARY ($)(1)   BONUS ($)(1)   AWARDS ($)      (#)       COMPENSATION ($)
        ------------------           ----   -------------   ------------   ----------   ----------   ----------------
J. Campbell Carruth................  1999      600,000         600,000             0           0           18,000(3)
  Chairman of the Board &            1998      600,000         482,400     2,000,015(2)  250,000           18,000(3)
  Chief Executive Officer            1997      600,000         500,000             0     100,000            5,575(3)

Robert V. Fasso(6).................  1999      280,000         280,000             0      25,000           28,234(4)
  President-Regional                 1998      280,000         280,000             0     150,000           28,655(4)
  Carrier Group                      1997      239,520         274,520             0      25,000            6,293(4)

Christopher L. Ellis...............  1999      280,000         196,000             0      25,000           45,354(5)
  Senior Vice President,             1998      280,000         124,500             0     150,000           49,015(5)
  Finance & Chief Financial Officer  1997      270,000         108,000             0      35,000           40,295(5)

---------------

(1) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

(2) The shares represented by the restricted stock award are subject to a forfeiture restriction if Mr. Carruth terminates employment with the Company for cause. This restriction lapses with respect to 25% of the shares on each of the first four anniversary dates of the award. Dividends are paid on all restricted shares to the same extent as any other shares of the Company's common stock. The number of restricted shares for Mr. Carruth held at the end of 1999 was 44,610 and the value of such shares at the end of the last year was $2,135,704.

(3) Consists in 1997 of an employer contribution to Mr. Carruth's 401(k) plan maintained by the Company. Consists in 1998 of an employer contribution of $5,600 to Mr. Carruth's 401(k) plan maintained by the Company and an employer contribution of $12,400 to Mr. Carruth's non-qualified deferred compensation plan maintained by the Company. Consists in 1999 of an employer contribution of $5,600 to Mr. Carruth's 401(k) plan maintained by the Company and an employer contribution of $12,400 to Mr. Carruth's non-qualified deferred compensation plan maintained by the Company.

(4) Consists in 1997 of an employer contribution of $2,375 to Mr. Fasso's 401(k) plan maintained by the Company and the payment by a subsidiary of the Company of $3,918 in whole life insurance premiums on Mr. Fasso's behalf. Consists in 1998 of an employer contribution of $4,789 to Mr. Fasso's 401(k) plan maintained by the Company, the Company's payment of $6,170 in term life insurance premiums, the payment by a subsidiary of the Company of $3,918 in whole life insurance premiums and $1,778 in term life insurance premiums on Mr. Fasso's behalf, and an employer contribution of $12,000 to Mr. Fasso's non-qualified deferred compensation plan maintained by the Company. Consists in 1999 of an employer contribution of $4,800 to Mr. Fasso's 401(k) plan maintained by the Company, the Company's payment of $6,170 in term life insurance premiums, the payment by a subsidiary of the Company of $3,918 in whole life insurance premiums and $1,346 in term life insurance premiums on Mr. Fasso's behalf, and an employer contribution of $12,000 to Mr. Fasso's non-qualified deferred compensation plan maintained by the Company.

(5) Consists of an employer contribution of $5,575 in 1997 to Mr. Ellis' 401(k) plan maintained by the Company and of the Company's payment of $34,720 in split-dollar life insurance premiums on Mr. Ellis' behalf. Consists in 1998 of an employer contribution of $5,600 to Mr. Ellis' 401(k) plan maintained by the Company, the Company's payment of $2,160 in term life insurance premiums on Mr. Ellis' behalf, $34,720 in split-dollar life insurance premiums on Mr. Ellis' behalf and an employer contribution of $6,535 to Mr. Ellis' non-qualified deferred compensation plan maintained by the Company. Consists in 1999 of an employer contribution of $5,600 to Mr. Ellis' 401(k) plan maintained by the Company, the Company's payment of $1,598 in term life insurance premiums on Mr. Ellis' behalf, $29,476 in split-dollar life insurance premiums on Mr. Ellis' behalf and an employer contribution of $8,680 to Mr. Ellis' non-qualified deferred compensation plan maintained by the Company.

(6) Mr. Fasso was named an executive officer of the Company on September 12, 1997.

EMPLOYMENT CONTRACTS

     The Company has entered into employment agreements with Messrs. Ellis and Fasso. Under his employment agreement, Mr. Ellis is entitled to receive at a minimum, a base salary of $200,000 as well as a discretionary annual bonus that is not guaranteed. Under his employment agreement, Mr. Fasso is entitled to receive at a minimum, a base salary of $235,000 as well as a discretionary annual bonus that is not guaranteed. Under the terms of each agreement, in the event that the individual's employment is terminated by the Company for any reason other than death, disability, retirement or cause, that individual is entitled to either two years notice or, if the Company wishes to terminate his employment without such notice, to be paid his then prevailing salary for a two year period following the termination of his employment.

                             OPTION GRANTS FOR 1999

     The following table provides further information on individual stock option grants made for 1999 to the named executive officers.

                                                     INDIVIDUAL GRANTS
                                     -------------------------------------------------    POTENTIAL REALIZABLE
                                     NUMBER OF                                              VALUE AT ASSUMED
                                       SHARES      % OF TOTAL                             ANNUAL RATES OF STOCK
                                     UNDERLYING     OPTIONS                              PRICE APPRECIATION FOR
                                      OPTIONS      GRANTED TO    EXERCISE                    OPTION TERM(1)
                                      GRANTED     EMPLOYEES IN    PRICE     EXPIRATION   -----------------------
               NAME                     (#)       FISCAL 1999    ($/SH.)       DATE        5% ($)      10% ($)
               ----                  ----------   ------------   --------   ----------   ----------   ----------
Christopher L. Ellis..............     25,000(2)      3.8%        42.875     12/10/09      674,096    1,708,293
Robert V. Fasso...................     25,000(2)      3.8%        42.875     12/10/09      674,096    1,708,293

---------------
(1) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment or nontransferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend, among other things, on future performance of the Common Stock, the amount reflected in this table may not necessarily be achieved.

(2) Options are at the market price on the grant date and vest 20% per year after the first anniversary date of the grant date.

    AGGREGATED OPTION EXERCISES IN 1999 AND DECEMBER 31, 1999 OPTION VALUES

     The following table provides information on the value of the named executive officers' unexercised stock options as of December 31, 1999.

                                                               NUMBER OF SHARES
                                 SHARES                     UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                ACQUIRED                          OPTIONS AT               IN-THE-MONEY OPTIONS AT
                                   ON         VALUE         DECEMBER 31, 1999 (#)          DECEMBER 31, 1999 ($)(1)
                                EXERCISE    REALIZED     ----------------------------    ----------------------------
            NAME                  (#)          ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
            ----                --------    ---------    -----------    -------------    -----------    -------------
J. Campbell Carruth..........    50,000     1,781,315      60,000          340,000        1,119,980       7,414,220
Christopher L. Ellis.........         0             0      64,000          201,000        1,907,313       4,071,675
Robert V. Fasso..............         0             0      65,000          210,000        1,655,625       4,391,175

---------------
(1) Based on the fair market value of $47.875 per share as of December 31, 1999 (the last trading day before year close), the closing sale price of the Company's common stock on that date as reported by the NASDAQ Stock Market.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company monitors salaries paid to comparably situated senior management at other transportation companies and sets salaries for its executive officers accordingly. These companies include the seven publicly traded transportation services companies included in the "Peer Group" used for the stock performance graph below (see page 9) as well as others. Base salaries are set to ensure that the Company is competitively positioned to retain and attract outstanding senior management. Based on available information, the Company believes that total executive compensation is competitive with the companies in the "Peer Group".

Compensation of Executive Officers Generally

     In general, the Company sets initial base salaries for its executive officers in light of this competitive analysis to ensure that the Company is competitively positioned to retain and attract outstanding senior management. Subsequent raises in base salary are determined in light of experience, individual job performance and the Company's overall performance.

     Senior managers, including the executive officers, also are eligible for an annual bonus. Executive officers of the Company are eligible for a bonus based on a formula plan using the Company's consolidated operating ratio. The Company operates through a number of distinct operating subsidiaries. The bonus plan for the chief executive officer of each subsidiary is based on a formula plan using that subsidiary's operating ratio. The bonus for executive officers of the Company and for the chief executive officer of each subsidiary is capped at between 75% to 130% of base salary.

     To encourage management to maximize stockholder value over the long term, the Company grants to selected senior managers an equity interest in the Company in the form of restricted stock awards or stock options granted pursuant to its stock option plan. The options are granted with an exercise price equal to the market price at the time of grant, and become exercisable in stages over a five-year period or at the end of a three-year period. The restricted stock awards vest as to 25% of the shares on each anniversary date of the award. Both the stock options and restricted stock awards provide senior managers with an incentive to remain with the Company over a substantial period of time and closely ally the long-term interests of management with those of the stockholders.

Compensation of the Chief Executive Officer

     Mr. Carruth's salary for 1999 included in the Summary Compensation Table was set by the Compensation Committee and memorialized in a summary memo. Mr. Carruth, as Chief Executive Officer, was awarded a bonus of $600,000 for 1999 under a formula plan based on the Company's consolidated operating ratio and capped at 100% of base salary.

     The Compensation Committee endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interest in enhancing shareholder value. It is the Committee's view that Mr. Carruth's total 1999 compensation package was based on an appropriate balance of (1) the Company's performance in 1999 and (2) his own performance level.

     Changes made to the Internal Revenue Code in 1993 limit the Company's ability to deduct, for federal income tax purposes, certain compensation in excess of $1 million per year paid to individuals named in the Summary Compensation Table. This limitation was effective beginning in 1994. Based on its review of the facts and circumstances, the Committee has considered the provisions of Section 162(m) of the Code which, except in the case of "performance-based compensation" and certain other types of compensation (including compensation received under a stock option plan approved in accordance with Section 162(m) of the Code), limits to $1,000,000 the amount of the Corporation's federal income tax deduction for compensation paid to any of the chief executive officer and the other four most highly paid executive officers. The Committee believes that the Company's current compensation arrangements, which are primarily based on performance measures expected to be reflected in increasing stockholder value over time, are appropriate and in the best interests of the Company and its stockholders, without regard to tax considerations. Thus, in the event of changes in the tax laws or their interpretation or other circumstances which might render some portion of the executive compensation paid by the Company non-deductible for federal tax purposes, the Committee would not anticipate making significant changes in the basic philosophy and practices reflected in the Company's executive compensation program.
                                            COMPENSATION COMMITTEE

                                               John W. Puth, Chairman
                                               Anthony J. Paoni
                                               Samuel K. Skinner
                                               William N. Weaver, Jr.

COMPARISON OF TOTAL CUMULATIVE SHAREHOLDER RETURNS

     The following graph compares the cumulative total stockholder return on the Company's Common Stock for the last five years with the cumulative total return of The NASDAQ Stock Market and an index prepared for the Company of the stock price performance on a cumulative total return basis of 7 transportation services companies whose stock is currently publicly traded (the "Peer Group Index"). The graph assumes that $100 was invested on January 1, 1995 in the Company's common stock, the stock of the companies comprising The NASDAQ Stock Market and the Peer Group companies (allocated among the Peer Group companies pro rata according to their relative market capitalizations). Note: The Company's stock price performance shown below is not necessarily indicative of future price performance.

   COMPARISON FOR THE PERIOD JANUARY 1, 1995 THROUGH DECEMBER 31, 1999 OF THE
    CUMULATIVE TOTAL RETURNS OF USFREIGHTWAYS CORPORATION COMMON STOCK, THE
                NASDAQ STOCK MARKET, AND THE "PEER GROUP" INDEX.

                                                   USFREIGHTWAYS CORP.       NASDAQ STOCK MARKET (US      SELF-DETERMINED PEER
                                                         (USFC)                    COMPANIES)                     GROUP
                                                   -------------------       -----------------------      --------------------
1/1/1995                                                 100.00                      100.00                      100.00
12/29/1995                                                80.00                      141.33                       90.45
12/31/1996                                               110.90                      173.89                       99.28
12/31/1997                                               133.09                      213.07                      132.10
12/31/1998                                               120.89                      300.25                      125.11
12/31/1999                                               200.54                      542.43                      155.83

---------------

(1) The "Peer Group" Index consists of the following seven publicly traded transportation services companies: Arkansas Best Corporation; American Freightways Corporation; Arnold Industries Inc.; Circle International Group, Inc.; CNF Transportation, Inc.; Eagle USA Airfreight, Inc.; and Old Dominion Freight Line, Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     William N. Weaver, Jr., a director, is a member of the law firm of Sachnoff & Weaver, Ltd., an Illinois professional corporation. Sachnoff & Weaver, Ltd. has acted and continues to act as outside counsel to the Company with regard to certain matters and has received legal fees for services rendered in connection therewith.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     John W. Puth, Anthony J. Paoni, Samuel K. Skinner and William N. Weaver, Jr., none of whom are employees of the Company, served on the Compensation Committee. Mr. Weaver served as Assistant Secretary of the Company in a non-employee capacity. There are no committee interlocks or insider (employee) participation.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     By the selection of the Company's management and its Board of Directors, the accounting firm of Arthur Andersen LLP, certified public accountants, serves the Company as its independent public accountants. One or more representatives of Arthur Andersen LLP are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that, during 1999, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with, except that two reports, covering two separate transactions involving the disposition of the Company's Common Stock, was filed late by Mr. William N. Weaver, Jr., a director of the Company and Robert S. Owen, an officer of the Company. Also, a Form 4 was filed by Mr. Carruth in June 1999 to correct technical inaccuracies in a timely filing made in March 1993 regarding shares held by Mr. Carruth's spouse as custodian for his grandchildren.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to Stockholders accompanies this Proxy Statement. The Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 1999, as filed with the Commission, is available without charge to any stockholder upon written request to Christopher L. Ellis, Senior Vice President, Finance and Chief Financial Officer, USFreightways Corporation, 8550 Bryn Mawr, 7th Floor, Chicago, Illinois 60631. The exhibits filed with the Form 10-K are not included; however, copies of such exhibits will be furnished, if requested, upon payment of the Company's reasonable expenses in furnishing those materials.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals submitted for evaluation as to inclusion in the proxy materials for the Company's next annual meeting of stockholders must be received by the Company no later than November 17, 2000, at the Company's principal executive office at 8550 Bryn Mawr, 7th Floor, Chicago, Illinois 60631.

                                 OTHER MATTERS

     Management is not aware of any other matters to be presented for action at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named as proxies in the accompanying form of proxy to vote the shares represented thereby in accordance with their best judgment.

                                         For the Board of Directors
                                         RICHARD C. PAGANO
                                         Secretary

Chicago, Illinois
March 24, 2000

                           USFREIGHTWAYS CORPORATION
         PLEASE MARK VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY.




THE BOARD OF DIRECTORS RECOMMENDS A VOTE               FOR   AGAINST   FOR ALL
FOR THE ELECTION OF DIRECTORS.                         ALL       ALL   EXCEPT
1. Election of Directors
   Nominees: (01) Robert V. Delaney and
             (02) Samuel K. Skinner                    [ ]       [ ]     [ ]

____________________________________________
(Except nominee(s) written above.)











_________________________     _________________________ DATE: ________________
SIGNATURE(S)
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s).
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.


          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE


                            [LOGO OF USFREIGHTWAYS]

                  (BACKSIDE OF PROXY/VOTING INSTRUCTION CARD)

                         PROXY/VOTING INSTRUCTION CARD
                           USFREIGHTWAYS CORPORATION
            8550 WEST BRYN MAWR, 7TH FLOOR, CHICAGO, ILLINOIS 60631
                                  COMMON STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING ON APRIL 28, 2000.

The undersigned hereby appoints J. Campbell Carruth and Christopher L. Ellis as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of USFreightways Corporation held of record by the undersigned on March 8, 2000, at the Annual Meeting of Stockholders to be held on April 28, 2000 or any adjournment thereof, and in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED.